SLM Student Loan Trust 1999-3
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$694,146,299.56	$88,629,154.77	$605,517,144.79
	ii	Interest to be Capitalized	4,304,345.05		3,880,996.66

	iii	Total Pool	$698,450,644.61		$609,398,141.45

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$698,450,644.61		$609,398,141.45

B	i	Weighted Average Coupon (WAC)	4.177%		4.173%
	ii	Weighted Average Remaining Term	91.58		89.98
	iii	Number of Loans	252,069		229,214
	iv	Number of Borrowers	107,773		98,901

	Notes and Certificates			Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GBP0	0.08%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GBQ8	0.16%	626,150,644.61	89.649%	537,098,141.45	88.136%
	iii	Certificates	78442GBR6	0.40%	72,300,000.00	10.351%	72,300,000.00	11.864%

	iv	Total Notes and Certificates			$698,450,644.61	100.000%	$609,398,141.45	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,746,126.61	$1,523,495.35
	iv	Reserve Account Floor Balance ($)	$2,002,569.00	$2,002,569.00
	v	Current Reserve Acct Balance ($)	$2,002,569.00	$2,002,569.00

II. 1999-3 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$85,421,115.41
	ii	Principal Collections from Guarantor	5,671,006.48
	iii	Principal Reimbursements	55,537.73
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$91,147,659.62

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$98,244.84
	ii	Capitalized Interest	(2,616,749.69)

	iii	Total Non-Cash Principal Activity	$(2,518,504.85)

C	Total Student Loan Principal Activity		$88,629,154.77

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,400,634.72
	ii	Interest Claims Received from Guarantors	249,595.97
	iii	Collection Fees/Returned Items	54,403.78
	iv	Late Fee Reimbursements	344,468.95
	v	Interest Reimbursements	16,648.82
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	10,013.19
	viii	Subsidy Payments	770,712.19

	ix	Total Interest Collections	$4,846,477.62

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	8,991.73
	ii	Capitalized Interest	2,616,749.69

	iii	Total Non-Cash Interest Adjustments	$2,625,741.42

F	Total Student Loan Interest Activity		$7,472,219.04

G	Non-Reimbursable Losses During Collection Period		$93,168.74

H	Cumulative Non-Reimbursable Losses to Date		$2,206,337.08

III. 1999-3 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$25,090,691.01
	ii	Consolidation Principal Payments	66,001,430.88
	iii	Reimbursements by Seller	5,734.79
	iv	Borrower Benefits Reimbursed	3,636.29
	v	Reimbursements by Servicer	2,683.59
	vii	Re-purchased Principal	43,483.06

	viii	Total Principal Collections	$91,147,659.62

B	Interest Collections
i ii iii iv v vi vii viii	Interest Payments Received
Consolidation Interest Payments
Reimbursements by Seller
Borrower Benefits Reimbursed
Reimbursements by Servicer
Re-purchased Interest
Collection Fees/Returned Items
		Late Fees	$3,973,777.76 457,178.31 4,289.89 586.84 8,191.25 3,580.84 54,403.78 344,468.95

	ix	Total Interest Collections	$4,846,477.62

C	Other Reimbursements		$350,286.47

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$96,344,423.71
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,001,111.11)
		Consolidation Loan Rebate Fees	(279.40)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$95,343,033.20

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$465,683.80
	ii	Primary Servicing Fee — Consolidation Loans	58.87

H	Servicing Fees Due for Current Period		$465,742.67

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$485,742.67

IV. 1999-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/04	9/30/04	6/30/04	9/30/04	6/30/04	9/30/04	6/30/04	9/30/04	6/30/04	9/30/04
INTERIM:

In School
Current	3.744%	3.692%	3,271	2,842	1.298%	1.240%	$11,141,527.51	$9,604,999.40	1.605%	1.586%

Grace
Current	3.732%	3.700%	1,247	1,391	0.495%	0.607%	$3,805,789.82	$4,383,598.21	0.548%	0.724%
TOTAL INTERIM	3.741%	3.694%	4,518	4,233	1.792%	1.847%	$14,947,317.33	$13,988,597.61	2.153%	2.310%
REPAYMENT

Active
Current	4.262%	4.281%	152,803	139,905	60.620%	61.037%	$357,360,664.93	$310,092,576.37	51.482%	51.211%
31-60 Days Delinquent	4.271%	4.293%	9,246	8,144	3.668%	3.553%	$27,903,295.64	$23,437,455.68	4.020%	3.871%
61-90 Days Delinquent	4.287%	4.247%	5,818	5,226	2.308%	2.280%	$18,438,629.53	$16,871,173.06	2.656%	2.786%
91-120 Days Delinquent	4.250%	4.280%	3,871	3,784	1.536%	1.651%	$13,264,404.80	$12,771,345.09	1.911%	2.109%
> 120 Days Delinquent	4.279%	4.263%	10,797	11,203	4.283%	4.888%	$38,619,611.46	$38,473,981.23	5.564%	6.354%

Deferment
Current	3.734%	3.703%	32,837	31,053	13.027%	13.548%	$102,257,834.30	$94,771,638.80	14.731%	15.651%

Forbearance
Current	4.271%	4.260%	30,944	24,541	12.276%	10.707%	$117,418,745.84	$91,894,957.78	16.916%	15.176%
TOTAL REPAYMENT	4.185%	4.183%	246,316	223,856	97.718%	97.662%	$675,263,186.50	$588,313,128.01	97.280%	97.159%
Claims in Process (1)	4.406%	4.401%	1,223	1,104	0.485%	0.482%	$3,904,083.39	$3,163,598.23	0.562%	0.522%
Aged Claims Rejected (2)	4.525%	5.150%	12	21	0.005%	0.009%	$31,712.34	$51,820.94	0.005%	0.009%
GRAND TOTAL	4.177%	4.173%	252,069	229,214	100.000%	100.000%	$694,146,299.56	$605,517,144.79	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*  Percentages may not total 100% due to rounding.

V. 1999-3 Portfolio Characteristics by Loan and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	4.151%	149,927	$355,068,998.03	58.639%
- GSL — Unsubsidized	4.058%	64,740	$198,866,153.43	32.842%
- PLUS Loans	4.644%	12,566	$45,621,311.31	7.534%
- SLS Loans	5.392%	1,975	$5,819,572.99	0.961%
- Consolidation Loans:	8.096%	6	$141,109.03	0.023%

- Total	4.173%	229,214	$605,517,144.79	100.000%

SCHOOL TYPE	WAC	# Loans	$Amount	%

-Four Year	4.176%	188,197	$521,325,711.09	86.096%
-Two Year	4.131%	32,255	$65,485,855.80	10.815%
-Technical	4.193%	8,726	$18,530,088.17	3.060%
-Other	7.624%	36	$175,489.73	0.029%

- Total	4.173%	229,214	$605,517,144.79	100.000%

*	Percentages may not total 100% due to rounding.

VI. 1999-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$5,663,860.57
B	Interest Subsidy Payments Accrued During Collection Period		653,054.75
C	SAP Payments Accrued During Collection Period		652,809.25
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCTS)		247,517.95
E	Investment Earnings (ADMINISTRATOR ACT)		0.00

F	Net Expected Interest Collections		$7,217,242.52

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	360
	iii	Net Expected Interest Collections	$7,217,242.52
	iv	Primary Servicing Fee	$1,466,853.78
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$698,450,644.61
	vii	Student Loan Rate	3.24571%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1 Libor Based Interest Rate
I	Class A-1 Interest Rate	0.000000000	(7/26/04-10/25/04)	0.00000%
J	Class A-2 Libor Based Interest Rate
K	Class A-2 Interest Rate	0.004600556	(7/26/04-10/25/04)	1.82000%
L	Certificate Libor Based Rate of Return
M	Certificate Rate of Return	0.005207222	(7/26/04-10/25/04)	2.06000%

VII. 1999-3 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$694,146,299.56
	ii	Interest To Be Capitalized	4,304,345.05

	iii	Total Pool	$698,450,644.61
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$698,450,644.61

B	Total Note and Certificate Factor		0.33892209075
C	Total Note and Certificate Balance		$698,450,644.61

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.7956170834	1.0000000000
	ii	Expected Note Balance	$0.00	$626,150,644.61	$72,300,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,002,569.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$95,590,551.15	$95,590,551.15

B	Primary Servicing Fees-Current Month		$465,742.67	$95,124,808.48

C	Administration Fee		$20,000.00	$95,104,808.48

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$95,104,808.48
	ii	Class A-2	$2,880,640.83	$92,224,167.65

	iii	Total Noteholder’s Interest Distribution	$2,880,640.83

E	Certificateholder’s Return Distribution Amount		$376,482.17	$91,847,685.48

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$91,847,685.48
	ii	Class A-2	$89,052,503.16	$2,795,182.32

	iii	Total Noteholder’s Principal Distribution	$89,052,503.16

G	Certificateholder’s Balance Distribution Amount		$0.00	$2,795,182.32

H	Increase to the Specified Reserve Account Balance		$0.00	$2,795,182.32

I	Carryover Servicing Fees		$0.00	$2,795,182.32

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,795,182.32
	ii	Class A-2	$0.00	$2,795,182.32

	v	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$2,795,182.32

L	Excess to Reserve Account		$2,795,182.32	$0.00

IX. 1999-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,880,640.83	$376,482.17
	ii	Quarterly Interest Paid		0.00	2,880,640.83	376,482.17

	iii	Interest Shortfall		$0.00	$0.00	$0.00
	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00
	vii	Quarterly Principal Due		$0.00	$89,052,503.16	$0.00
	viii	Quarterly Principal Paid		0.00	89,052,503.16	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$91,933,143.99	$376,482.17

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04		$698,450,644.61
	ii	Adjusted Pool Balance 9/30/04		609,398,141.45

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$89,052,503.16

	iv	Adjusted Pool Balance 6/30/04		$698,450,644.61
	v	Adjusted Pool Balance 9/30/04		609,398,141.45

	vi	Current Principal Due (iv-v)		$89,052,503.16
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$89,052,503.16

	ix	Principal Distribution Amount Paid		$89,052,503.16

	x	Principal Shortfall (viii-ix)		$—

C		Total Principal Distribution		$89,052,503.16
D		Total Interest Distribution		3,257,123.00

E		Total Cash Distributions-Note and Certificates		$92,309,626.16

F	Note & Certificate Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance 78442GBP0	$—	$—
		A-1 Note Pool Factor	0.0000000000	0.0000000000

	ii	A-2 Note Balance 78442GBQ8	$626,150,644.61	$537,098,141.45
		A-2 Note Pool Factor	0.7956170834	0.6824626956

	v	Certificate Balance 78442GBR6	$72,300,000.00	$72,300,000.00
		Certificate Pool Factor	1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$2,002,569.00
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$2,795,182.32

	iv	Total Reserve Account Balance Available		$4,797,751.32
	v	Required Reserve Account Balance		$2,002,569.00

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Investment Corp		$2,795,182.32
	viii	Ending Reserve Account Balance		$2,002,569.00

X. 1999-3 Historical Pool Information

						2003	2002
			7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$694,146,299.56	$726,332,066.99	$788,274,114.09	$1,118,708,755.65	$1,488,269,390.60
	Student Loan Principal Activity
	i	Regular Principal Collections	$85,421,115.41	$29,486,122.74	$58,567,590.17	$259,460,393.36	$160,514,028.35
	ii	Principal Collections from Guarantor	5,671,006.48	5,587,603.97	6,296,243.65	$29,262,781.53	33,337,501.70
	iii	Principal Reimbursements	55,537.73	86,906.59	176,466.61	$59,952,267.26	206,480,790.51
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$91,147,659.62	$35,160,633.30	$65,040,300.43	$348,675,442.15	$400,332,320.56
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$98,244.84	$90,933.07	$105,308.51	$2,207,490.70	$3,950,984.68
	ii	Capitalized Interest	(2,616,749.69)	(3,065,798.94)	(3,203,561.84)	(20,448,291.29)	(34,722,670.29)

	iii	Total Non-Cash Principal Activity	$(2,518,504.85)	$(2,974,865.87)	$(3,098,253.33)	$(18,240,800.59)	$(30,771,685.61)
(-)	Total Student Loan Principal Activity		$88,629,154.77	$32,185,767.43	$61,942,047.10	$330,434,641.56	$369,560,634.95
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,400,634.72	$3,289,257.63	$3,817,499.72	$21,660,184.05	$40,375,792.10
	ii	Interest Claims Received from Guarantors	249,595.97	251,950.88	301,803.15	1,710,721.91	2,348,440.93
	iii	Collection Fees/Returned Items	54,403.78	36,417.21	46,583.96	133,414.42	46,948.39
	iv	Late Fee Reimbursements	344,468.95	224,999.26	297,447.04	1,079,030.85	1,108,969.68
	v	Interest Reimbursements	16,648.82	23,809.53	12,291.12	508,270.90	1,911,039.61
	vi	Other System Adjustments	—	—	—	0.00	0.00
	vii	Special Allowance Payments	10,013.19	(461.55)	(452.75)	-1,499.42	-5,025.42
	viii	Subsidy Payments	770,712.19	783,002.98	851,276.82	5,056,177.34	9,821,426.47

	ix	Total Interest Collections	$4,846,477.62	$4,608,975.94	$5,326,449.06	$30,146,300.05	$55,607,591.76
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$8,991.73	$2,449.94	$3,251.57	$(1,683,055.03)	$(3,318,804.22)
	ii	Capitalized Interest	2,616,749.69	3,065,798.94	3,203,561.84	20,448,291.29	34,722,670.29

	iii	Total Non-Cash Interest Adjustments	$2,625,741.42	$3,068,248.88	$3,206,813.41	$18,765,236.26	$31,403,866.07

	Total Student Loan Interest Activity		$7,472,219.04	$7,677,224.82	$8,533,262.47	$48,911,536.31	$87,011,457.83
(=)	Ending Student Loan Portfolio Balance		$605,517,144.79	$694,146,299.56	$726,332,066.99	$788,274,114.09	$1,118,708,755.65
(+)	Interest to be Capitalized		$3,880,996.66	$4,304,345.05	$4,853,650.64	$5,196,846.59	$8,670,285.45
(=)	TOTAL POOL		$609,398,141.45	$698,450,644.61	$731,185,717.63	$793,470,960.68	$1,127,379,041.10
(+)	Reserve Account Balance		$—	$—	$—	$—	$2,818,447.60
(=)	Total Adjusted Pool		$609,398,141.45	$698,450,644.61	$731,185,717.63	$795,473,529.68	$1,130,197,488.70

XI. 1999-3 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *
Jan-00	$1,959,015,994	3.45%	Oct-02	$1,229,125,117	8.23%
Apr-00	$1,915,162,711	3.82%	Jan-03	$1,127,379,041	9.25%
Jul-00	$1,868,491,889	3.95%	Apr-03	$1,035,662,513	10.03%
Oct-00	$1,815,273,593	4.31%	Jul-03	$988,031,451	9.73%
Jan-01	$1,764,503,740	4.39%	Oct-03	$860,834,698	11.41%
Apr-01	$1,718,565,106	4.20%	Jan-04	$793,470,961	11.70%
Jul-01	$1,663,872,891	4.30%	Apr-04	$731,185,718	11.91%
Oct-01	$1,595,569,258	4.77%	Jul-04	$698,450,645	11.41%
Jan-02	$1,503,194,456	5.80%	Oct-04	$609,398,141	12.48%
Apr-02	$1,415,980,584	6.55%
Jul-02	$1,346,848,831	6.80%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.